CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chord Energy Corporation of our report dated February 26, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Chord Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 13, 2024

1